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                                                                   Exhibit 99(i)
PROSPECTUS
                                  97,213 SHARES

                                 HONEYWELL INC.

                                  COMMON STOCK

                            PAR VALUE $1.50 PER SHARE
                              .....................

     This Prospectus relates to a total of 97,213 shares of the Common Stock of Honeywell Inc. (the `Company'), which are issuable pursuant to stock units granted to non-employee members of the Board of Directors of the Company (the `Selling Shareholders') under the Honeywell Non-Employee Directors Fee and Stock Unit Plan (the `Plan') as compensation for certain directors' fees.

     Under the Plan, a director may elect to receive payment of certain directors' retainer and meeting fees in cash or stock units. If stock units are selected, Shares are delivered to the director in a lump sum or installments when his or her service on the Board of Directors terminates. The number of Shares the director is entitled to receive is determined based on the number of
stock units issued to the director pursuant to the Plan.   Shares may be sold by
a director on the New York Stock Exchange (the `NYSE') through licensed broker-dealers, at then prevailing market prices or otherwise at prices and on terms then obtainable. The expenses of the registration of the Shares, including legal and accounting fees, will be paid by the Company, Each of the Selling Shareholders has advised the Company that he or she has not made any arrangement with any broker-dealer for the sale of the Shares. The Selling Shareholders and any broker-dealer acting in connection with the sale of the Shares hereunder may be deemed to be `underwriters' within the meaning of the Securities Act of 1933 (the `Act'), in which case any commissions received by a broker-dealer and any profit realized by them on the resale of the Shares as principal may be deemed
to be underwriting compensation under the Act.   See `Plan of Distribution.'

     The Shares offered hereby have not been registered under the securities laws of any state or other jurisdiction and any broker-dealer should assure the existence of an exemption from such registration or effectuate such registration in connection with the offer and sale of the Shares.

     The Common Stock is traded on the NYSE. On April 24, 1998 the closing price of the Common Stock, as reported by the NYSE, was $93.4375.

  THE SHARES ARE CONSIDERED `SECURITIES' FOR PURPOSES OF THE SECURITIES ACT OF
                                      1933,
          THEY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
         AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
             HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION
                      TO THE CONTRARY IS A CRIMINAL OFFENSE

                 THE DATE OF THIS PROSPECTUS IS APRIL 27, 1998.

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                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the `Exchange Act'). As required by the Exchange Act, the Company files reports, proxy statements and other information with the Securities and Exchange Commission (the `Commission'). These reports, proxy statements and other information which are filed with the Commission may be inspected and copied at the public reference facilities and the Commission at Room 2400, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices, located at Seven World Trade Center, 13th Floor, New York, New York 10048 and Northwestern Atrium Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates, and may also be accessed electronically through the internet at the Commission's website address: www.sec.gov. In addition, reports, proxy statements and other information concerning the Company may be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     The Company has filed with the Commission a Registration Statement on Form S-8 (herein, together with all amendments and exhibits, referred to as the `Registration Statement') under the Securities Act of 1933, as amended. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, please refer to the Registration Statement. The Registration Statement may be inspected without charge at the offices of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies thereof may be obtained from the Commission at prescribed rates. It may also be accessed electronically through the internet at the Commission's website address: www.sec.gov.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents of the Company which have been filed with the Commission are hereby incorporated by reference into this Prospectus:

     (a)  Annual Report on Form 10-K for the year ended December 31, 1997;
     (b)  Current Report on Form 8-K dated April 7, 1998;
     (c) (i) Description of the Common Stock contained in Form 10 Registration Statement dated May, 1935, and all amendments thereto; and

          (ii) Description of Preferred Stock Purchase Rights on Form 8-A Registration Statement dated March 4, 1996


     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Shares shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained herein or in a document all or any portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to any person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (not including exhibits to the documents incorporated by reference unless such exhibits are specifically incorporated by

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reference into the information that the Registration Statement incorporates).
Requests for such copies should be directed to Office of Corporate Secretary, Honeywell Inc., Honeywell Plaza, P.O. Box 524, Minneapolis, Minnesota 55440-0524, telephone number (612) 951-0091.

                                       vii
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                                 USE OF PROCEEDS

     Stock units have been issued by the Company to the Selling Shareholder in consideration for services rendered by them as non-employee members of the Board of Directors of the Company. When a Selling Shareholder's service on the Board of Directors terminates, the Selling Shareholder is entitled to receive payment for the stock units allocated to his or her account in a lump sum or annual installment of cash or Shares, based on the Shareholder's prior election. The Company does not intend to sell any of the Shares directly.

                              SELLING SHAREHOLDERS

     Certain information about the Selling Shareholder is set forth below:

Name of               Amount of Shares            Amount of Shares
Selling Shareholder    to be Offered*     Owned before and after Offering*
---------------------------------------------------------------------------
A. Baciocco             13,281.99                    15,565.48
E. Bailey               16,823.17                    18,905.17
W. Donaldson**          14,621.87                    15,421.87
R. FULLERTON             2,637.03                    10,914.93
J. Howard               12,369.24                    14,484.97
B. KARATZ                7,329.99                    10,738.99
A. Rand                  5,371.78                     6,377.20
S. Rothmeier             8,632.60                     9,760.60
M. Wright               16,144.75                    17,344.75

---------------------
*All of the Shares to be offered by the Selling Shareholders are derived from stock units previously issued to them as restricted securities, which are currently owned by them. The Shares will be issuable pursuant thereto based on the election of each Selling Shareholder, when his or her service as a member of the Board of Directors of the Company terminates. The Shares are now being registered for re-offer and re-sale by such person.

**Until April 21, 1998 the Selling Shareholder was a non-employee member of the Board of Directors of the Company, at which time he retired therefrom.

                              PLAN OF DISTRIBUTION

     The Selling Shareholders may offer and sell the Shares from time to time in transactions on the NYSE through licensed broker-dealers at then prevailing market prices or otherwise at prices and on terms then obtainable. Sales may be made to or through broker-dealers who may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders or the purchasers of Shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions).

     To the extent required, this Prospectus will be updated to reflect any change in the Selling Shareholders, the number of Shares so offered for such Selling Shareholders' accounts and, if such offering is to be made by or through underwriters or dealers, the names of such underwriters or dealers and the principal terms of the arrangements between the underwriters or dealers and the Selling Shareholders.

     Each of the Selling Shareholders has advised the Company that he or she has not made any arrangement with any broker-dealer for the sale of the Shares. The Selling Shareholders and any broker-dealer acting in connection with the sale of the Shares hereunder may be deemed to be `underwriters' within the meaning of the Act, in which case any commissions received by a broker-dealer and any profit realized by them on the resale of the Shares as principal may be deemed underwriting compensation under the Act.

                             VALIDITY OF THE SHARES

     The validity of the Shares has been opined on for the Company by Warren E. Simpson, Esq., Senior Counsel of the Company.

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                                     EXPERTS

     The financial statements and the related financial statement schedules incorporated into this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1997 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given their authority as experts in accounting and auditing.


No person has been authorized to give any information or to make any representations not contained or incorporated by reference in this Prospectus in connection with the offer described in this Prospectus and, if given or made, such information and representations must not be relied upon as having been authorized by the Company or the Selling Shareholders. Neither the delivery of this Prospectus nor any sale made under this Prospectus shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof or since the date of any documents incorporated herein by reference. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities other than the securities to which it relates or an offer to sell, or a solicitation of an offer to buy, in any jurisdiction in which it is not lawful to make any such offer or solicitation.


            TABLE OF CONTENTS
                                       Page

Available Information...................2
Incorporation of Certain Documents
  By Reference..........................2
Use of Proceeds.........................3
Selling Shareholders....................3

Plan of Distribution....................3
Validity of the Shares..................3
Experts.................................4


               97,213 Shares

               HONEYWELL INC.

               Common Stock

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